UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF

                     THE SECURITIES AND EXCHANGE ACT OF 1934

           Date of report (Date of Earliest Event Reported: (01-17-01)


                      GENERAL MOTORS ACCEPTANCE CORPORATION

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               (Exact name of registrant specified in its charter)

                                    Delaware

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         (State or other jurisdiction of incorporation or organization)

    1-3754                                              38-0572512
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 (Commission File No.)                      (I.R.S. Employer Identification No.)

              200 Renaissance Center, Detroit, Michigan 48265-2000
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                                  313-665-6266

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              (Registrant's telephone number, including area code)



ITEM 5.  OTHER EVENTS

                 GMAC 2000 AND 4TH QUARTER 2000 EARNINGS SUMMARY

General Motors Acceptance Corporation (GMAC) earned consolidated net income of $1,602 million, up 5% from the $1,527 million earned in 1999. These earnings are an annual record for GMAC, with 2000 net income being the sixth straight year of increase.

          In 2000, net income from financing operations totaled $1,055 million, virtually unchanged from the $1,057 million earned last year. Increased financing volumes and asset levels were offset by the negative impact stemming from the higher level of market interest rates during the year.

         GMAC Insurance Holdings, Inc. generated net income of $220 million in 2000, up 5% from $210 million earned in 1999. The increase is due primarily to improved operating results and higher investment income and capital gains.

         GMAC Mortgage Group, Inc. earned a record $327 million in 2000, up 26% from the $260 million earned last year. The strong year-over-year performance reflects the benefit of strong international growth, lower cost of servicing and increased mortgage originations during the second half of the year.

         Fourth quarter 2000 consolidated results were a record for the quarter and totaled $409 million, up 16% from the $352 million earned in the final quarter of 1999. For the quarter, net income from financing operations totaled $243 million, down 9% from $267 million earned a year ago. Higher asset levels were more than offset by the negative impact stemming from an increase in short-term interest rates and weaker off-lease residual values.

         GMAC Insurance Holdings, Inc. generated net income of $50 million in the fourth quarter of 2000, up 25% from the $40 million earned in the same period last year. Earnings were higher primarily due to higher investment income and capital gains.

         GMAC Mortgage Group, Inc. earned $116 million in the fourth quarter, up 158% from the $45 million earned in the fourth quarter of 1999. Mortgage operations posted strong earnings in the quarter reflecting higher originations, increased securitization activity and a growing contribution from international expansion activities.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf the undersigned hereunto duly authorized.

                                    GENERAL MOTORS ACCEPTANCE CORPORATION
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                                                    (Registrant)


Dated:  January 17, 2001            By  s/  GERALD E. GROSS
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                                           (Gerald E. Gross, Comptroller)